Exhibit 10.1

AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER 5 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment No.5”), dated as of July 1, 2024 is entered into by and among CREDOVA SPV I, LLC, a Delaware limited liability company (the “Borrower”), PFM CREDIT RECOVERY FUND I, LLC, a Delaware limited liability company and OHPC LP, a Delaware limited partnership (together, the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Loan Agreement (as defined below). The Borrower and Lender (sometimes singularly referred to as a “Party” and collectively referred to as “Parties”) agree as follows:

RECITALS

WHEREAS, the Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of November 11, 2021, and as amended by Amendment No.1 dated January 3, 2022, by Amendment No.2 dated April 18, 2022, by Amendment No.3 dated July 22, 2022, and by Amendment No.4 dated May 31, 2023 (as amended, the “Loan Agreement”);

WHEREAS, upon the request of the Borrower, the Borrower and Lender have agreed, subject to the terms and conditions set forth herein, to amend the Loan Agreement as set forth below.

NOW THEREFORE, for good and valuable consideration, the Parties agree as follows:

1. Amendment to Section 1.1. – Definitions

The definition of “Borrowing Base” is hereby deleted in its entirety and is replaced with the following:

“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of (i) the difference between (a) the aggregate Unpaid Principal Balance of the Eligible Receivables and (b) $500,000, and (ii) an amount equal to eighty-nine percent (89%) of the aggregate Adjusted Unpaid Principal Balance of the Eligible Receivables (other than CL Receivables) that are less than sixty-one (61) days past due. No Write-Off, Liquidated Receivable, CL Receivable or Receivable that is more than sixty (60) days past due shall be included as an “Eligible Receivable” for purposes of calculating the Borrowing Base.

The definition of “Funding Termination Date” is hereby deleted in its entirety and is replaced with the following:

“Funding Termination Date” means June 30, 2025.

The definition of “Non-use Fee” is hereby added in its entirety as follows:

“Non-use Fee” means an amount equal to the product of (a) 0.50% per annum, (b) the positive difference, if any, between Maximum Credit and the greater of (i) daily average Aggregate Outstanding Advances during the immediately preceding Interest Period and (ii) $5,000,000, and (c) the ratio of the actual number of days in the related Interest Period over 360. The Non-use Fee shall be payable on each Remittance Date and be paid under item fourth of Section 4.3 of the Loan Agreement. The first payment of the Non-use Fee shall occur on the Remittance Date in August 2024.

2. Amendment to Section 2.3. Interest. Part (a) of Section 2.3 is hereby deleted in its entirety and replaced with the following:

(a) The Aggregate Outstanding Advances shall bear interest from and including the first (1st) day of an Interest Period to but excluding the last day of such Interest Period at a rate per annum equal to fourteen and a half percent (14.5%) (the “Facility Interest Rate”); provided that from and after the occurrence of an Event of Default, the Facility Interest Rate shall be equal to the Default Rate; provided further, that if Borrower pays or prepays all or any portion of the Aggregate Outstanding Advances in accordance with Section 4.4, interest on such paid or prepaid amounts shall cease to accrue upon such payment or prepayment. Interest on the Aggregate Outstanding Advances shall be payable on each Remittance Date on the basis of the actual number of days elapsed during the applicable Interest Period or other period, for a 360-day year. The applicable Facility Interest Rate for each Interest Period shall be determined by Lender and written notice of such Facility Interest Rate given to Borrower at least two (2) Business Days prior to the beginning of such Interest Period in accordance with the applicable provisions hereof, and such determination shall be prima facie evidence of the correctness of such determination. Notwithstanding anything to the contrary contained herein, during the Revolving Period, in the event that Borrower’s aggregate interest payments hereunder for any of the three month periods specified below are less than the amount specified below (the “Minimum Interest Payment”), then Borrower shall be required to pay to Lender on the last Remittance Date in such three month period an amount (the “Minimum Interest Payment Amount”) equal to the difference between the Minimum Interest Payment and the amount of interest actually paid during such three month period:

On the Remittance Date in July 2024 and for each third (3rd) Remittance Date thereafter, $175,000.

For the avoidance of doubt, the change to this section shall become effective as of the Remittance Date in July 2024.

3. Amendment to Exhibit B - Receivables Representations and Warranties.

Items (A) and (E) in the Portfolio Concentration Limits subsection is hereby deleted in its entirety and is replaced with the following:

(A) more than twenty percent (20%) of the aggregate Unpaid Principal Balances of the Eligible Receivables to be comprised of Receivables sourced from Obligors residing in any one state.

(E) more than twenty-three percent (23%) of the aggregate Unpaid Principal Balances of the Eligible Receivables to be sourced from a single retail seller during any one calendar month.

4. Amendment to Section 8.3. Trigger Events. Parts (a) and (b) of Section 8.3 are hereby deleted in their entirety and replaced with the following:

(a)	Delinquency. At any time, the three-month weighted average of the Delinquency Ratios (weighted by the aggregate outstanding Unpaid Principal Balance of the Receivables at each month end) for the immediately preceding three (3) calendar months exceeds fifteen percent (15%).

(b)	Liquidated Receivables Percentage. At any time, the three-month weighted average of the Liquidated Receivables Percentages (weighted by the aggregate outstanding Unpaid Principal Balance of the Receivables at each month end) for the immediately preceding three (3) calendar months exceeds three percent (3%).

5. Representations and Warranties. The Borrower represents and warrants to the Lender that all of the Representations and Warranties in Article V of the Loan Agreement, as amended, are true and correct in all material respects as of the date hereof.

6. Conditions to Effectiveness. This amendment shall become effective upon execution and delivery of this Amendment.

7. Survival of Other Provisions. Unless specifically amended herein, all of the other covenants, agreements, representations, warranties, promises or other terms and conditions of the Loan Agreement shall remain in full force and effect without any change whatsoever.

8. Entire Agreement. This Amendment No.5 constitutes the full and entire understanding and agreement of the Parties with respect to the subject matter hereof, and there are no further or other agreements or undertakings, written or oral, in effect between the Parties relating to the subject matter hereof unless expressly referred to in this Amendment No.5.

9. Counterparts. This Amendment No.5 may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

10. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.5 to be duly executed by their respective authorized officers as of the day and year first above written.

LENDER:

PFM CREDIT RECOVERY FUND I, LLC

By:	/s/ Peter Faigl
Name:	Peter Faigl
Title:	Authorized Signatory

OHPC LP

By:	/s/ Peter Faigl
Name:	Peter Faigl
Title:	Authorized Signatory

BORROWER:

CREDOVA SPV I, LLC

By:	/s/ Dusty Wunderlich
Name:	Dusty Wunderlich
Title:	President

Signature page to Amendment No.5